UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 17, 2009

The X-Change Corporation
(Exact name of small business issuer as specified in its charter)

Commission File Number: 002-41703

Nevada	90-0156146
(State of incorporation)	(IRS Employer ID Number)

17120 N. Dallas Parkway, Suite 235, Dallas, Texas  75248
(Address of principal executive offices) (Zip Code)

(972)386-7360
(Registrant’s telephone number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Section 2.01 - Completion of Acquisition or Disposition of Assets

As disclosed in the Company’s Form 8-K filed on January 26, 2009, Melissa CR 364 Ltd. (a Texas Limited Partnership), foreclosed on its security interest in the Company’s holdings in AirGate Technologies, Inc., which were sold at auction by Melissa on January 16, 2009, reducing the Company’s debt to Melissa by the amount realized from the auction. After Melissa’s foreclosure action and auction sale, Company had no operations or operating assets.

Section 4.01  - Changes in Registrant's Certifying Accountant

As previously reported on a Current Report on Form 8-K, filed July 27, 2009, KBA Group, LLP resigned as the Company’s auditors, as the Company did not meet the firm’s client retention standards subsequent to its merger with BKD, LLP.

On August 17, 2009, the Company engaged S. W. Hatfield, CPA of Dallas, Texas (SWHCPA) as the Company’s registered independent public accounting firm to audit the Company’s financial statements for the year ended December 31, 2008, and conduct audits and reviews for subsequent periods as required.

The Company did not consult with SWHCPA at any time prior to August 17, 2009, including with regard to the Company’s two most recent fiscal years ended December 31, 2007, and the subsequent interim periods through the date of this Report, with respect to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 8.01 - Other Events

Management, through this filing, notifies the general public of its intent to file the Annual Report on Form 10-K for the year ended December 31, 2008, as soon as S. W. Hatfield, CPA, the Company’s newly appointed independent certified public accounting firm, completes the required audits of the Company’s financial statements.  Additionally, the Company intends to file the required Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, and June 30, 2009, as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2009	The X-Change Corporation

/s/ Michele Sheriff
Michele Sheriff, President